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                                                                 Exhibit 10.93

                              EMPLOYMENT AGREEMENT

        AGREEMENT made effective this ___ day of ______________, 1998 between COLONIAL CLAIMS CORPORATION, a Florida corporation, which corporation, shall hereinafter be referred to as "Company" and Felicia A. Rivas, of 147 Edgewater Drive, Dunedin, Florida 34698, hereinafter referred to as "Employee".

                               R E C I T A L S :

        1. Company is engaged in the business of providing claims adjudication and ancillary services primarily to insurance companies and financial institutions throughout the United States.

        2. The Company's business requires secrecy in connection with the methods and systems employed, and, for the proper protection of the Company, it is absolutely necessary and essential (which necessity Employee expressly recognizes) that all matters connected with, arising out of, or pertaining to the business of the Company, its methods and systems and the names of its customers be kept secret and confidential as goodwill belonging to the Company.

        3. The Company will sustain great loss and damage, if during the term of this Agreement, or for a period of two (2) years immediately following its termination for any reason whatsoever, the Employee should, for himself or herself, or on behalf of any other person, persons, company, partnership or corporation, call upon the customers or clientele or potential customers or clients of the Company for the purpose of soliciting, selling or servicing any of the programs or services offered by the Company or substantially similar programs or products, or the solicitation of any Company employee or independent claims adjuster previously retained by the Company for the purpose of hiring such employee, or independent claims adjuster for which loss and damage, by reason of his or her financial circumstances, Employee could not be compelled by law to respond to damages in any action at law.

        NOW, THEREFORE, Company and Employee, in consideration of the covenants and agreements herein contained and in further consideration of the benefits and advantages flowing from each to the other, covenant and agree as follows:

SECTION 1.  EMPLOYMENT OF EMPLOYEE. Company hereby agrees to employ Employee.

SECTION 2. EMPLOYEE'S BEST EFFORTS. Employee hereby accepts employment by Company, and agrees to devote his or her entire time and best efforts to this employment. Employee agrees to perform such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by Company, and shall also render such other and unrelated services and duties as may be assigned to him or her from time to time by Company.




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SECTION 3.  TERMS OF EMPLOYMENT.

        (a) Company and Employee understand and agree that the term of employment of this Agreement shall be for a period of five years from the date hereof. If this Agreement has not been previously terminated as provided herein, at the expiration of the Term, this Agreement shall continue until terminated by either party on ninety (90) days' prior written notice to the other.

        (b) Said employment may be terminated by the Company with cause, and no notice or severance is owed. Involuntary termination with cause is defined as a dismissal at any time based on failure to conform to the conditions of employment, material breach of this Agreement, gross misconduct or willful violation of Company policy or procedure as outlined in Section 2.12 on Involuntary Termination contained in the Bankers Insurance Group, Inc. Human Resources Policies and Procedures Manual, as amended from time to time, which has been adopted verbatim by the Company.

        (c) In the event this Agreement is terminated by the Company without cause during the initial five year term, then the Employee shall be entitled to any payments payable under Section 4 which have been earned but not yet paid, and in addition, Employee shall be entitled to severance pay equal to Employee's then current salary payable in accordance with the Company's usual payroll practices for a period equal to twelve (12) months (the "Severance Payment"). In the event that Employee is entitled to a Severance Payment pursuant to this Section 3(c) and Employee secures employment at any time during the remaining term of this Agreement following termination (the "Severance Period"), then the Company shall be entitled to a credit against its obligations to make the Severance Payment in the amount up to seventy-five percent (75%) of Employee's base salary during the Severance Period paid to him by his new employer.

        (d) Notwithstanding anything contained herein to the contrary, in the event Company shall discontinue operating its business, then this Agreement shall terminate as of the last day of the month on which Company ceases operations with the same force and effect as if such last day of the month were originally set as the termination date hereof.

        (e) If this Agreement is terminated for any reason by either the Company or Employee, the Company shall have the absolute right to immediately terminate its employment with J. Douglas Branham on the same basis, be it voluntary or involuntary. Likewise, if Mr. Branham or Ms. Rivas become legally separated or divorced from each other or institute dissolution proceedings, the Company shall have the right to terminate either one or both of them for cause.

SECTION 4.  EMPLOYEE'S COMPENSATION AND EXPENSES.

        (a) As compensation for the services to be performed by Employee under this Agreement, Company shall pay Employee, and Employee shall accept from Company, a per annum compensation paid on a bi-weekly basis pursuant to the schedule attached hereto as Schedule "A" and incorporated herein by reference.




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         (b) In addition, although not currently contemplated at the time this
Agreement is entered into, Employee may be entitled to earn additional compensation pursuant to a bonus plan, and an employee stock option plan. If Employee is eligible for either a bonus plan or the stock option plan, copies of the plan will be provided to Employee.

         (c) The Employee shall be provided the same benefits and on the same basis as other employees of the Company including, but not limited to, the 401(k) plan, life insurance, disability insurance and health insurance.

         (d) Employee's salary, bonuses and allowances may be modified, as agreed upon between Employee and Company, from time to time, and any such modifications made during the term of this Agreement shall be incorporated as part of the Agreement.

         (e) Company shall reimburse Employee for all other reasonable, ordinary and necessary expenses incurred by Employee on Company's behalf pursuant to Company's directions and subject to Company's restrictions and requirements.

SECTION 5. BUDGET. Employee shall prepare and deliver to the Board of Directors of the Company's parent corporation at least ninety (90) days prior to fiscal year-end a calendarized budget which includes a sales plan on a monthly basis for the next fiscal year indicating how the Company expects to reach the target for that fiscal year (the "Budget"). Employee shall use his or her best efforts to cause the Company to operate within, in all material respects, the Budget and failure to exercise his or her best efforts and to not achieve such goals, in all material respects, shall be reason for termination. Failure of the Company to achieve the results reflected in the Budget will not, in and of itself, be deemed a violation by Employee of this Agreement and not constitute an event giving rise to a "for cause" termination.

SECTION 6. FUNDS COLLECTED BY EMPLOYEE. Employee does explicitly understand and agree that all funds received by him or her on behalf of Company, as may be authorized by Company from time to time, shall be held in trust by Employee and shall immediately be remitted to Company by Employee. Additionally, Employee shall be responsible for any and all technical data, books, equipment, or other property of Company which may come into his possession by reason of his or her employment. In the event this employment is terminated for any reason whatsoever, Employee shall immediately turn in to Company and account for all such funds, equipment and property which may be in the possession of Employee at such termination.

SECTION 7. RESTRICTIVE COVENANTS.

         (a) Anti-Piracy. The Employee hereby expressly covenants and agrees, which covenants and agreements are of the essence of this contract, that he or she will not, during the term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement, for any reason whatsoever, directly or indirectly, for himself or herself, or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation:



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          (1)  call upon any customer or customers of Company solicited or contacted by Employee while at the Company or whose account was serviced by Employee while at the Company, pursuant to his or her employment hereunder, for the purpose of soliciting, selling or servicing any programs or services of the type sold and serviced by Company during the term hereof within the state of Florida and such other states in which the Company shall conduct business;

          (2) nor will Employee divert, solicit or take away any customer or customers of Company or the business or patronage of any such customers of the Company for the purpose of selling or servicing any programs or services of the type sold and serviced by Company during the term hereof;

          (3) nor will Employee call upon any prospective customer or customers of the Company, for the purpose of soliciting, selling or servicing programs or services of the type sold and serviced by Company during the term hereof within the State of Florida and such other states in which the Company shall conduct business;

          (4) nor upon termination of Employee's employment from Company, whether by resignation, discharge, or otherwise, and for a period of two (2) years from the date of termination, shall Employee, directly or indirectly, for himself or herself or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation: solicit, approach, or call upon any Company employee, customers or independent claims adjusters who adjudicated claims for the Company for the purpose of retaining or hiring the Company employee or independent claims adjusters in any capacity: and

          (5) In the event of a breach or threatened breach by Employee of the provisions of this Section 7, Company shall be entitled to an injunction restraining Employee from directly or indirectly soliciting, approaching, or calling upon any Company employee, customers or independent claims adjusters for the purpose of retaining or hiring the Company employee in any capacity and/or in fact hiring the Company employee or independent claims adjusters in any capacity; and, in addition to obtaining an injunction, Company shall be entitled to recover damages from Employee. In the event any Court determines the specified time period to be unreasonable, arbitrary, or against public policy, a lesser time period which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Employee by injunction, as well as by all other legal remedies available to Company. In the event of any legal action in connection with this agreement, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs, whether the same are incurred in connection with trial or during an appeal and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

          (b) Nondisclosure. Employee recognizes and acknowledges that the list of the Company's customers, trade secrets, data processing systems, computer software, computer programs, or other systems, data, methods, or procedures developed or used by






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the Company, as they may exist from time to time, are valuable, special and unique assets of the Company's business. The Employee will not, during or after the term of his or her employment without the prior written consent of the Company, which consent may be arbitrarily withheld, and except to the extent necessary to accomplish assignments on behalf of the Company in which the Employee is, at any given time during the term of Employee's tenure with the Company, currently and actively engaged, possess, transmit, copy, reproduce, or disclose the list of the Company's customers or any part thereof or identify any of the independent claims adjusters who adjusted claims for the Company or any of the Company's present or future trade secrets, or any data processing systems, computer software, computer programs or other systems, data, methods, or procedures to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, nor will the undersigned assist anyone else to do so. In the event of a breach or threatened breach by Employee of the provisions hereof, the Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the list of the Company's customers or the Company's trade secrets, or from rendering any services to any person, firm, corporation, association, or other entity to whom such list or such trade secrets, in whole or in part, has been disclosed or is threatened to be disclosed and requiring the return to the Company of all copies of customer lists, manuals, data, software, computer programs, or written procedures in the possession of Employee. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee. The existence of any claim or cause of action of Employee against the Company shall not constitute a defense to the enforcement by the Company of this covenant. No failure of the Company to exercise any right given hereunder shall be taken or construed as a waiver of its right to seek any remedies by reason of any past, present, or future breaches of the Agreement on the part of Employee.

SECTION 8. SEVERABILITY OF RESTRICTIVE COVENANTS. Company and Employee agree that the restrictive covenants contained in Section 7, or any of its sub-paragraphs, are severable and separate and the unenforceability of any specific covenant therein shall not affect the validity of any other covenants set forth therein. These covenants on the part of the Employee shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. Employee agrees and acknowledges that any violation by Employee of the covenants set forth in Section 7 hereof would cause irreparable damage to Company, and Employee further agrees that upon proof of the existence of such a violation of the covenants set forth in said Section 7 hereof Company will be entitled to injunctive relief against the Employee by any Court of competent jurisdiction. In the event any Court of competent jurisdiction should determine that the territorial restrictions set forth in Sections 7 hereof, and/or their durations, are unreasonable in their scope, then, and in that event, the territorial restrictions, and/or their duration, shall be limited to such territory and/or duration as may be determined reasonable by a Court of competent jurisdiction.

SECTION 9. KEY MAN INSURANCE. The Company may purchase key man term life insurance on the life of Employee for the benefit of the Company (the "Life Insurance Policy").





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Employee agrees to submit to any reasonable physical examination required in connection with the Life Insurance Policy and to otherwise cooperate with the Company in connection with its obtaining the Life Insurance Policy. Employee confirms to Company that to the best of his or her knowledge, he or she is insurable at normal rates.

SECTION 10. ATTORNEY'S FEES. The parties hereto agree that, in the event of any legal action in connection with this Agreement, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs, whether the same are incurred in connection with trial or appeal, and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

SECTION 11. CHOICE OF LAW AND VENUE. This agreement shall be construed according to the laws of the State of Florida, without regard to choice of law provisions. Venue to resolve any dispute under this Agreement shall be Pinellas County, Florida.

SECTION 12. INVALIDITY OF PRIOR AGREEMENTS. This Agreement supersedes all prior agreements and understandings between Employee and Company and this Agreement expresses the whole and entire agreement between the parties with reference to Employee's employment and it cannot be modified or changed by any oral or verbal promise by whomsoever made, nor shall any written modification of it be binding on Company until such written modification shall have been approved in writing by the Company's Board of Directors.

SECTION 13. SEVERABILITY. All agreements and covenants contained herein are severable and, in the event any of them shall be held to be invalid, illegal or unenforceable by any competent Court, this contract shall be interpreted as if such invalid, illegal or unenforceable agreement or covenants were not contained herein.

SECTION 14. NON-WAIVER OF RIGHTS. All of the rights of Company and Employee hereunder shall be cumulative and not alternative, but a waiver or indulgence on the part of Company or Employee of any rights or entitlement hereunder shall not be construed as a waiver of any other rights or entitlements hereunder by either Company or Employee. No notice shall be required by Company or Employee to enforce strict adherence to all the terms of this agreement.

SECTION 15. MISCELLANEOUS PROVISIONS. The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Company. Singular and masculine pronouns shall include plural, feminine, and artificial persons and entities whenever the context permits.

SECTION 16. EMPLOYEE'S ACKNOWLEDGMENT. Employee certifies that he is over twenty-one (21) years of age and hereby acknowledges having read the entire contents of this Agreement before signing his name below and that he has received a copy hereof for his own use.







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        IN WITNESS WHEREOF, the Company and Employee have affixed their hands and seals on this, the day and year first above written, the Company acting through its duly authorized officers.

Signed, Sealed and Delivered in the Presence of:


WITNESSES:                                "COMPANY"
                                          Colonial Claims Corporation

                                          By:
----------------------------------           ----------------------------------


                                          As Its:
----------------------------------               ------------------------------

                                          Date:
                                               --------------------------------




WITNESSES:                                "EMPLOYEE"


----------------------------------        -------------------------------------
                                          Felicia A. Rivas

                                          Date:
----------------------------------             --------------------------------




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                                  SCHEDULE "A"



         Annual Compensation shall be calculated as follows:

         1. A base salary of $8,500.00 per month. In addition, a year-end bonus of $18,000.00 if Company Revenues reach Four Million Dollars ($4,000,000.00) for calendar year ended December 31, 1999 and an additional year-end bonus of $18,000.00 for each of the following four year-ends if year-end Company Revenues are as follows:

                                                      Company
                           Year-Ended                 Revenues
                           ----------                ----------
                              2000                   $4,200,000
                              2001                   $4,410,000
                              2002                   $4,630,500
                              2003                   $4,862,025

Company Revenues shall be defined as total revenues produced by the Company.
Plus,

Three percent (3%) of Company Revenues in excess of the Company Revenue amounts for the years and amounts set forth in the table above. Payment of the 3% bonus is subject to the Company maintaining a gross margin of 24% for the year in question. Gross Margin shall be defined as gross revenues less external adjuster expenses and all internal expenses. The 3% will be reduced prorata for gross margins under 24%, for example, a gross margin of 22.5% would result in a 1.5% bonus on a company revenues in excess of the amounts set above.